Exhibit 99.1 REGULATORY INFORMATION ELECTRIC OPERATIONS MARCH 2019Exhibit 99.1 REGULATORY INFORMATION ELECTRIC OPERATIONS MARCH 2019

RECOVERY MECHANISMS (1,2)
HOUSTON ELECTRIC – T&D

CenterPoint Energy

Authorized Capital Structure	Authorized ROE	Rate Case Base Year	Estimated Year-End 2018 Rate Base(3)
55% Debt / 45% Equity	10.00%	2009	$6,059 (Millions)

Mechanism	Definition/Description
Interim Transmission Cost of Service adjustment (TCOS)	Mechanism, which can be used twice per year, that allows a transmission service provider to update their wholesale transmission rates to reflect changes in invested capital, depreciation, federal income tax and other associated taxes as well as changed loads.
Transmission Cost Recovery Factor (TCRF)	Semi-annual mechanism where a distribution service provider charges or credits their customers for the amount of approved wholesale transmission cost changes billed by a transmission service provider. Includes an adjustment provision which serves as a "true-up" by matching expenses to revenues. New TCRF charges take effect on March 1st and September 1st.
Distribution Cost Recovery Factor (DCRF)	Annual mechanism that provides for the adjustment of an electric utility's rates for changes in certain distribution costs such as distribution plant, distribution intangible plant, and communication equipment. Capital investments may not include generation, transmission, or indirect corporate costs or capitalized O&M. Prudency/reasonableness of investment determined in next rate case unless a good cause exception is requested and approved. Annual filing is due between April 1st and the 8th with rates going into effect on September 1st. A filing will be denied if an electric utility is earning more than its authorized rate of return using weather-normalized data. An electric utility shall not apply for a DCRF while a comprehensive base-rate proceeding for the electric utility is pending.
Energy Efficiency Cost Recovery Factor (EECRF)	Annual mechanism that allows timely recovery of the reasonable costs of providing energy efficiency programs. This mechanism will give a utility the opportunity to recover revenues equal to the sum of the utility's forecasted efficiency program costs, the EE incentive amount that it earned for the prior year, any adjustment for past over- or under-recovery of energy efficiency revenues, previous year's proceeding rate case expenses, and the allocated share of the Evaluations, Measurement, and Verification (EM&V) costs. The EE incentive equals 1% of the net benefits for every 2% that the demand reduction goal has been exceeded, with a maximum incentive of 10%.
System Restoration Cost (SRC)	Securitization financing can be used for system restoration costs of $100 million or more, incurred by an electric utility following weather-related events or natural disasters.

CenterPoint Energy Houston Electric T&D Tariff webpage: http://www.centerpointenergy.com/en-us/Corp/Pages/rates-and-tariffs-electric.aspx?sa=ho&au=res

(1) Pension expense deferral allowed for variance between actual pension expense and the amount reflected in rates; reconciled in future rate cases

(2) Bad debt deferral allowed for defaults by Retail Electric Providers (REPs); reconciled in future rate cases

(3) Projected year-end rate base is the total rate base for the year and not just the amount that has been reflected in rates; Amounts shown may differ from regulatory filings

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RECOVERY MECHANISMS AND FILINGS INDIANA ELECTRIC - INTEGRATED

CenterPoint Energy

Authorized Capital Structure	Authorized ROE	Rate Case Base Year	Estimated Year-End 2018 Rate Base [1]
Ratemaking: 43% Equity[1] Traditional: 50% Equity	10.40%	12 months ended June 2009	$1,623 (Millions)

Mechanism	Definition/Description
Transmission, Distribution, and Storage System Improvement Charge (TDSIC)	Recovers approved capital investments (return on and of) and related costs associated with Company's TDSIC capital investment plan as provided by Indiana statute for the purposes of safety, reliability, system modernization, or economic development. Filings are made semi-annually to recover historical investments. Indiana statute provides for rate recovery of 100% of the costs, inclusive of return, related to these capital investments and related operating expenses, with 80% of the costs, including a return, recovered via tracking mechanism and 20% of the costs deferred and recovered in the next base rate proceeding. The adjustment mechanism is capped at an annual increase in retail revenues of not more than 2%.
Clean Energy Cost Adjustment (CECA)	Annual filing to recover capital investments (return on and of) and related costs associated with solar investments. Three solar projects are currently approved, with one 50MW project pending approval. Filings made annually to include historical investments.
Demand Side Management (DSM) / Lost Revenue Adjustment Mechanism (LRAM)	Energy Efficiency program that provides for cost recovery of program and administrative expenses, as well as performance incentives for reaching energy savings goals. The program includes recovery of lost margin associated with approved conservation programs.
Federal Mandates under Indiana Senate Bills 251 and 29	Federally mandated compliance capital investments (SB 251) and certain environmental capital investments (SB 29 or Environmental Cost Adjustment) can be recovered outside of a base rate proceeding via tracking mechanisms authorized by Indiana statue, inclusive of return, as well as related operating expenses.
Fuel Adjustment Clause (FAC)	Incurred fuel and purchased power cost is a pass through expense that is fully recovered in customer rates.
Rate Case (Future)	Statute mandates are base rate case prior to the end of the TDSIC Plan, which is a 7 year plan. A rate case is planned to be filed by the end of 2023.

[1] The Indiana Commission historically utilizes a ratemaking capital structure to determine the utility's capitalization. Certain liabilities that are deducted from rate base under the traditional approach of calculating the rate of return are included in the capital structure in Indiana. These liabilities include accumulated deferred income taxes, customer deposits, and pension and post-retirement benefits liabilities

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ESTIMATED FILING TIMELINE
ELECTRIC OPERATIONS

<table>
<tr><th rowspan="2">Jurisdiction</th><th colspan="4">2019</th><th colspan="4">2020</th><th colspan="4">2021</th></tr>
<tr><th>Q1</th><th>Q2</th><th>Q3</th><th>Q4</th><th>Q1</th><th>Q2</th><th>Q3</th><th>Q4</th><th>Q1</th><th>Q2</th><th>Q3</th><th>Q4</th></tr>
<tr><td rowspan="3">Houston Electric T&D</td><td></td><td></td><td></td><td></td><td></td><td colspan="2">DCRF</td><td></td><td></td><td colspan="2">DCRF</td><td></td></tr>
<tr><td></td><td></td><td></td><td></td><td colspan="2">TCOS</td><td colspan="2">TCOS</td><td colspan="2">TCOS</td><td colspan="2">TCOS</td></tr>
<tr><td></td><td colspan="4">Rate Case</td><td></td><td></td><td></td><td></td><td></td><td></td><td></td></tr>
<tr><td rowspan="4">Indiana Electric Integrated</td><td colspan="2">TDSIC-4</td><td colspan="2">TDSIC-5</td><td colspan="2">TDSIC-6</td><td colspan="2">TDSIC-7</td><td colspan="2">TDSIC-8</td><td colspan="2">TDSIC-9</td></tr>
<tr><td colspan="2">CECA-1</td><td></td><td></td><td colspan="2">CECA-2</td><td></td><td></td><td colspan="2">CECA-3</td><td></td><td></td></tr>
<tr><td></td><td></td><td></td><td></td><td></td><td colspan="2">ECA</td><td></td><td></td><td colspan="2">ECA</td><td></td></tr>
<tr><td></td><td></td><td></td><td></td><td></td><td></td><td></td><td></td><td></td><td></td><td></td><td></td></tr>
</table>

<table>
<tr><th rowspan="2">Jurisdiction</th><th colspan="4">2022</th><th colspan="4">2023</th></tr>
<tr><th>Q1</th><th>Q2</th><th>Q3</th><th>Q4</th><th>Q1</th><th>Q2</th><th>Q3</th><th>Q4</th></tr>
<tr><td rowspan="3">Houston Electric T&D</td><td></td><td colspan="2">DCRF</td><td></td><td></td><td colspan="2">DCRF</td><td></td></tr>
<tr><td colspan="2">TCOS</td><td colspan="2">TCOS</td><td colspan="2">TCOS</td><td colspan="2">TCOS</td></tr>
<tr><td></td><td></td><td></td><td></td><td></td><td></td><td></td><td></td></tr>
<tr><td rowspan="4">Indiana Electric Integrated</td><td colspan="2">TDSIC-10</td><td colspan="2">TDSIC-11</td><td colspan="2">TDSIC-12</td><td colspan="2">TDSIC-13</td></tr>
<tr><td colspan="2">CECA-4</td><td></td><td></td><td colspan="2">CECA-5</td><td></td><td></td></tr>
<tr><td></td><td colspan="2">ECA</td><td></td><td></td><td colspan="2">ECA</td><td></td></tr>
<tr><td></td><td></td><td></td><td></td><td colspan="4">Rate Case</td></tr>
</table>

Rate Case Proceeding (RC)
Mechanisms

Note: Rate filings and timelines are subject to change and may be impacted by factors such as regulatory, legislative and economic factors

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